UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2009

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Zip Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On April 14, 2009, ClearOne Communications, Inc. (the “Company”) delivered to Inovar, Inc., an inthinc company ("Inovar") a notice of termination of a certain manufacturing agreement, dated August 1, 2005, by and between the Company and Inovar. The effective date of the termination is August 12, 2009.

Under the terms of the manufacturing agreement, as amended, Inovar, among other things, has been the exclusive contract manufacturer for certain of the Company’s products sold in North America and has provided certain repair service and warranty support and prototype services.

The Company is in the process of transitioning certain of its manufacturing needs, currently provided by Inovar, to a larger, more global, and more broadly capable electronic manufacturing services provider.  The Company did not incur any early termination penalties in connection with the termination of the manufacturing agreement, and the Company does not have any other material relationship with Inovar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: April 17, 2009	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer

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